EUTRO GROUP HOLDING, INC
                   FOR THE YEAR ENDED
                     SEPTEMBER 30, 1999

                                                TABLE OF CONTENTS
                                                                   Page Number

 Accountants Report                                                 1

 Balance Sheet                                                      2

 Statement of Operations                                           3

Statement of Changes in Shareholders' Deficit                      4

Statement of Cash Flow                                             5

Note to Financial Statement                                       6-8




To the Board of Directors and Shareholders' of Eutro Group Holding, Inc.

I have audited the accompanying balance sheet of Eutro Group Holding, Inc. (a Florida corporation) as of September 30, 1999 and the related statement of operations, changes in shareholders' deficit and cash flow for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards required that I plan and perform the audit to obtain to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonalbe basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eutro Group Holding, Inc. at September 30, 1999 and the results of its operations and its cash flows for the year ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company with continue as a going concern. As discusssed in Note 2 to the financial statements, the Company, has a very limited operating history, has a shareholder and working capital dificiency of $76,723 and $102,723 respectively, and has suffered recurring losses since inception.
The Company's lack of financial resources and liquidity as of September 30, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aaron Stein
Cedarhurst, New York
November 10, 1999



                  EUTRO GROUP HOLDING, INC..
                        BALANCE SHEET
                      SEPTEMBER 30 1999
                            ASSET
Current  assets:

      Cash                                                $219


Other assets                                              26,000
    Esscrow

   TOTAL ASSETS                                                       $26,219

            LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
   Preferred dividends                                    $102,942


Shareholders' deficit:
authorized 500,000,000 shares
356,249,977  issued and
outstanding                              $35,624,998

Preferred stock; $.10 par value
authorized 5,000,000 shares
428,928 issued and outstanding                42,893

Additional paid in Capital               (23,226,413)

Accumulated deficit                      (12,518,201)

Total Shareholders' deficit                                 $(76,723)


TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                          26,219


EUTRO GROUP HOLDING, INC
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1999


REVENUE                                                                   0

Administrative and operating expenses                                764,306


Loss from continuing operations before
othe income (expenses)                                             (764,306)

Other income (expenses)
           Gain on sale of fixed assets            $2,544
            Interest expense                        (679)              1,865

 Net loss                                                         $(762,441)


Earnings per share of common stock                                 $(0.0034)







                           See accompanying notes to financial statements


















                                      EUTRO GROUP HOLDING, INC.
                          STATEMENT OF CHANGE IN SHAREHOLDERS EQUITY
                                 FOR THE YEAR ENDED SEPTEMBER 30, 1999

                                Common    Common    Additional
                                Stock    Stock      Paid - In   Accumulated
                                Shares   $.10 Par   Capital     Deficit
                                                     Value

Balance
September 30, 1998          100,793,040 $10,079,304  $(872,551) $(11,755,760)



Issuance of common stock      49,900,000  4,990,000 (4,729,009)

Issuance of common stock for
services rendered and
settlement of other
long term liabilities       205,556,937  20,555,694 (17,624,853)


Net loss                                                           (762,441)

Balance-
September 30, 1999        356,249,977 $35,624,998 $(23,226,413)  $(12,518,201)


























                     EUTRO GROUP HOLDING, INC.
                             CASH FLOW
               FOR THE YEAR ENDED SEPTEMBER 30, 1999

Cash flows from operating activities:

Net loss                                                           $(762,441)
Adjustments to reconcile net loss to
   net cash used by operating activities:
     Gain on sale of fixed assets                     $(2,544)
     Issuance of common stock for services rendered
      and other long term liabilities                2,954,530

Changes in operating assets and liabilities:
      Accounts payable and accrued expenses         (129,581)
         Preferred dividends                          34,314
   Other long term-liabilities                     (2,342,131)         514,588

       Net cash used in operating activities                          (247,853)

Cash flow from investing activities:

  Proceeds from sale of furniture and equipment                         10,770

Cash flow from financing activities:

 Proceeds from sale of common stock                                    237,302

Increase in Cash                                                           219

Cash at beginning of year                                                    0

Cash at end of year                                                       $219





           See accompanying notes to financial statements
 .






          EUTRO GROUP HOLDING, INC.
         NOTES TO FINANCIAL STATEMENTS
              SEPTEMBER  30, 1999

Note 1: Organization, Business and Significant Accounting Policies

Organization

Eutro Group Holding, Inc. was incorporated under the laws of the State of Florida in September, 1991.. In that month, it completed a reverse acquisition of Bio Analytic Laboratories, Inc, which then became a wholly owned operating subsidiary of the Company. On May 6) 1998, the Company sold it's Bio-Analytic Laboratories, Inc. subsidiary. Since
May 6, 1998, the Company has not had an operating subsidiary.

Business

Eutro Group Holding, Inc. is a holding corporation. Its principal business is to own operating subsidiaries and assist these companies as well is other small and medium size companies with research, development, marketing and sales. Additionally, the Company will assist in the development of business plans and specializes in. financial public relations.

Computation of loss per share

Net loss per share is based upon the weighted average number of shares of Common Stock and common equivalent shares consisting of options ( using the treasury stock method ) outstanding for each of the periods presented. Common equivalents shares are not considered if the result would be anti-dilutive

Note 2: Going Concern Consideration

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern The Company has a very laminated operating history, has a shareholder and walking capita) deficiency of $76~723 and $102,723 respectively and had losses since inception. The Company's lack of financial resources and liquidity at September 30, 1999 raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has been dependent upon raising debt and equity funding to remain in existence as a going concern Its continued existence is also dependent on equity funding.








                   EUTRO GROUP HOLDING, INC.
                 NOTES TO FINANCIAL STATEMENTS
                      SEPTEMBER  30, 1999

Note 2: Going Consideration  - (Continued)

With respect to the Company's going concern considerations, on May I 7, 1999, negotiations were concluded by which Eutro Group Holding, Inc. would be acquired by Ivy Entertainment. Com. Inc. (IVY) in a reverse merger.

As consideration for this reverse merger, the Company will issue and exchange 8,575,000 shares of its common stock, after it has undergone a 250 for 1 reverse split. These shares are to be issued to the sole shareholder of Ivy, Mr. Richard Gladstone, in exchange for 1000 shares of common stock of Ivy which is the total amount of common stock issued and outstanding. The shares of the Company's common stock received by Mr. Gladstone pursuant to the reverse acquisition agreement will be restricted stock as defined in Rule 144 of the Securities act.

To effectuate the merger Ivy must represent to the Company that it has a minimum of $5,000,000 in tangible assets when the merger is completed.

On August 10, 1999 the shareholders of the Company approved the reverse merger of the Company and Ivy.

Note 3: Shareholder' Deficit

During the year ended September 30, 1999 the Company issued 49,900,000 shares of common stock and received proceeds of $237,302.

In exchange for services from   non-employees and in settlement of
long-term liabilities the Company issued 205,556,937 shares of common stock.

                   EUTRO GROUP HOLDING, INC.
                 NOTES TO FINANCIAL STATEMENTS
                    SEPTEMBER  30, 1999

Note 4:  Income Taxes

Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes' is effective for financial statements issued for fiscal years beginning on or after December 15, 1992. Under FAS 109 deferred income taxes generally represent the future tax effect of existing differences between the book and tax bases of assets and liabilities, using the tax rates and laws existing as of the latest balance sheet date. The Company has not elected early adoption of this statement. The adoption of FAS 109 is not expected to have a material effect on the Company's financial position or results of due to the Company's NOL position and recent losses. The Company expects to record a deferred tax asset which will be fully reserved through the recording of a 100% valuation allowance.